Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-270805, 333-237261, 333-250127, 333-254806 and 333-278857) and S-8 (No. 333-242195) of Orgenesis Inc. of our report dated March 26, 2026, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Building 25, MATAM, P.O BOX 15084 Haifa, 3190500, Israel,
Telephone: +972 -4- 8605000, Fax: +972 -4- 8605001, www.pwc.com/il